                                                                      EXHIBIT 11

                         MCDERMOTT INTERNATIONAL, INC.
                        CALCULATION OF EARNINGS (LOSS)
                    PER COMMON AND COMMON EQUIVALENT SHARE
              (In thousands, except shares and per share amounts)



                                          THREE                  SIX
                                       MONTHS ENDED          MONTHS ENDED

                                    9/30/97    9/30/96    9/30/97    9/30/96
                                   --------   --------   --------   --------
                                                  (Unaudited)
Primary:

  Net income (loss)               $   38,161   $(27,800)  $  148,021 $  (39,753)

  Less dividend requirement of
   preferred stock, Series C          (2,067)    (2,067)      (4,133)    (4,133)
 -------------------------------------------------------------------------------
  Net income (loss) for primary
   computation                    $   36,094  $  (29,867) $  143,888 $  (43,886)
--------------------------------------------------------------------------------
  Weighted average number of
   common shares outstanding
   during the period              55,542,576  54,689,791  55,281,318 54,598,738

  Common stock equivalents of
   stock options and stock
   appreciation rights based on
   "treasury stock" method         1,265,630           -     841,449          -
--------------------------------------------------------------------------------

  Weighted average number of
   common and common equivalent
   shares outstanding during the
   period                         56,808,206  54,689,791  56,122,767 54,598,738

--------------------------------------------------------------------------------
  Earnings (loss) per common and
   common equivalent share        $     0.64  $    (0.55) $     2.56 $    (0.80)
--------------------------------------------------------------------------------

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                                                                      EXHIBIT 11
                                                                     (CONTINUED)


                                          THREE                       SIX
                                       MONTHS ENDED               MONTHS ENDED
                                    9/30/97     9/30/96        9/30/97   9/30/96
                                    -------     -------        -------   -------
                                                     (Unaudited)

Fully Diluted:

  Net income (loss)              $   38,161  $  (27,800) $  148,021  $  (39,753)

  Less dividend requirement
   of preferred stock, Series C           -      (2,067)          -      (4,133)

  Dividends on Subsidiary's
   Series A $2.20 Cumulative
   Convertible Preferred Stock
   assuming conversion to
   Common Stock                       1,550           -       3,100           -
--------------------------------------------------------------------------------
  Net income (loss) for fully
   diluted computation           $   39,711  $  (29,867) $  151,121  $  (43,886)
--------------------------------------------------------------------------------

Weighted average number
   of common shares
   outstanding during period     55,542,576  54,689,791  55,281,318  54,598,738

  Common stock equivalents
    of stock options and stock
    appreciation rights based
   on "treasury stock" method     1,684,790           -   1,381,124           -

  Shares applicable to Subsidiary's
    Series A $2.20 Cumulative
    Convertible Preferred Stock   2,818,679           -   2,818,696           -

  Shares applicable to Series C
   $2.875 Cumulative Convertible
   Preferred Stock                4,078,014           -   4,078,014           -
--------------------------------------------------------------------------------

  Weighted average number of
   common and common
   equivalent shares outstanding
   during the period, assuming
   full dilution                 64,124,059  54,689,791  63,559,152  54,598,738
--------------------------------------------------------------------------------

Earnings (loss) per common and
   common equivalent share
   assuming full dilution        $     0.62  $    (0.55) $     2.38  $    (0.80)
--------------------------------------------------------------------------------

Fully diluted earnings (loss) per share includes only computations which cause dilution.


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